Exhibit 16

John Hancock Investment Trust

POWER OF ATTORNEY

I do hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Nicholas Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg, Thomas Dee, Ariel Ayanna, Suzanne Lambert, Sarah Coutu, and Harsha Pulluru or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Funds III and John Hancock Investment Trust (collectively, the “Trusts”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trusts’ registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Portfolio Combination

John Hancock International Core Fund, a series of John Hancock Funds III, into

John Hancock Disciplined Value International Fund, a series of John Hancock Investment Trust

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 23rd day of June, 2016.

Name	Signature	Title
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee
James R. Boyle	/s/ James R. Boyle	Trustee
Craig Bromley	/s/ Craig Bromley	Trustee
Peter S. Burgess	/s/ Peter S. Burgess	Trustee
William H. Cunningham	/s/ William H. Cunningham	Trustee
Grace K. Fey	/s/ Grace K. Fey	Trustee
Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee
Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee
James M. Oates	/s/ James M. Oates	Trustee
Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee
Gregory A. Russo	/s/ Gregory A. Russo	Trustee
Warren A. Thomson	/s/ Warren A. Thomson	Trustee